N-SAR
                               SEMI-ANNUAL REPORT
                      FOR REGISTERED INVESTMENT COMPANIES
                      -----------------------------------

                      ASA LIMITED          FILE # 811-833

                       ATTACHMENT TO SCREEN 38 - ITEM 77K


                                   ----------


On July 25, 2002, the Board of Directors of ASA Limited voted unanimously to appoint Ernst and Young LLP as its independent accountants to replace Arthur Andersen LLP for the fiscal year ending November 30, 2002.